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                                                                     EXHBIIT D-5



                                             June 9, 1997
                                             BECo Ltr. # 97-059


United States Nuclear Regulatory Commission
Attention:  Document Control Desk
Washington, D. C.   20555

                                                              Docket No. 50-293
                                                              LICENSE NO. DPR-35


    REQUEST FOR NUCLEAR REGULATORY COMMISSION CONSENT TO INDIRECT TRANSFER OF CONTROL OF INTEREST IN THE PILGRIM NUCLEAR POWER STATION OPERATING LICENSE INCONNECTION WITH CREATION OF NEW HOLDING COMPANY


     Boston Edison Company ("Boston Edison") hereby requests Nuclear Regulatory Commission ("NRC" or the "Commission") consent to the indirect transfer of control of Boston Edison's interest in Operating License No. DPR-35 for Pilgrim Nuclear Power Station ("Pilgrim") pursuant to 10 CFR Section 50.80. Approval of the Commission is necessary in order to allow creation of a new holding company structure for Boston Edison. Granting the request contained in this submission will not in any way affect Boston Edison's position or commitment as owner and operator of Pilgrim or its responsibilities under the Operating License or under federal regulations.


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I.  BACKGROUND

     Boston Edison is an investor-owned regulated public utility incorporated in 1886 under the laws of the Commonwealth of Massachusetts. Boston Edison, with its wholly-owned utility subsidiary Harbor Electric Energy Company, is currently engaged principally in the generation, purchase, transmission, distribution and sale of electric energy. Boston Edison supplies electricity at retail in an area of 590 square miles in the Commonwealth of Massachusetts, including the City of Boston and 39 surrounding cities and towns. In addition, Boston Edison supplies electricity at wholesale to a number of municipal and other customers. Among the electric generating facilities owned by Boston Edison is Pilgrim, a 670 MW nuclear powered electric generating facility which is owned and operated by Boston Edison pursuant to Operating License No. DPR-35 issued in 1972 by the Atomic Energy Commission in Docket No. 50-293.

     Boston Edison's utility operations are subject to the regulation of the Department of Public Utilities of the Commonwealth of Massachusetts (the "MDPU") under chapter 164 of the General Laws of the Commonwealth of Massachusetts. The MDPU's jurisdiction includes supervision over Boston Edison's retail rates for electricity and issuances of bonds, capital stock and certain other securities and investments by Boston Edison in other entities, including subsidiaries.

     Boston Edison is also a "public utility" as defined in Section 201(e) of the Federal Power Act, 16 U.S.C. Section 824(e). Boston Edison sells electric energy at wholesale to, and transmits electric energy in interstate commerce for, other electric utilities and municipal electric departments under rate schedules and tariffs on file with the Federal Energy Regulatory Commission ("FERC"). Boston Edison is currently an "exempt holding


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company" under the Public Utility Holding Company Act and is, therefore, subject to limited regulation by the Securities and Exchange Commission ("SEC").

     By virtue of the comprehensive regulatory authority exercised by these agencies over Boston Edison's rates for electricity, Boston Edison is an "electric utility" as defined in 10 CFR Section 50.2.

     In addition to the utility operations, which it conducts through itself and Harbor Electric Energy Company, Boston Edison is also engaged, through its unregulated subsidiary, Boston Energy Technology Group ("BETG") and subsidiaries of BETG, in certain non-utility businesses, including energy conservation and utilization, construction management, and district cooling. Recently, Boston Edison announced that BETG (through its subsidiaries) has entered into agreements to form two joint ventures in the areas of telecommunications and energy marketing. To date, Boston Edison's investment in, and the results of operations of, BETG and its subsidiaries have not been material to the financial condition and results of operations of Boston Edison as a whole.

     Subject to various approvals, including the approval of this Commission, the MDPU, the SEC, and the FERC, Boston Edison proposes to adopt a holding company structure under which it will become a wholly-owned subsidiary of a parent company, BEC Energy ("BEC"), a Massachusetts business trust. This proposal was approved by vote of Boston Edison shareholders at the Company's annual meeting held on May 15, l997. As part of the proposal, Boston Edison also contemplates transferring to BEC its ownership interest in BETG. The resulting corporate structure will more clearly separate Boston Edison's regulated utility activities from its non-utility enterprises consistent with federal and state


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initiatives for restructuring of the electric utility industry(5).
The holding company structure will also provide increased financial, managerial, and organizational flexibility to better position Boston Edison to operate in the changing utility business environment and will increase the financing flexibility of its non-utility businesses. Notwithstanding the formation of the holding company, Boston Edison will continue to hold the Operating License for Pilgrim and will remain fully regulated as an electric utility by the MDPU and the FERC with respect to its rates and charges for electric service.

     As a result of this corporate restructuring, Boston Edison will become a wholly-owned subsidiary of BEC, a new holding company, and the present equity owners of Boston Edison will become the equity owners of BEC. Thus, Boston Edison will become indirectly, rather than directly, owned by its present equity owners. The new holding company structure will result in a change in the identity of the direct holder of Boston Edison's equity but no change in the beneficial owners of that equity, who will merely exchange their Boston Edison shares for shares in BEC. The holding company structure will not, in any way, affect the license responsibilities and authority of Boston Edison to operate and maintain Pilgrim, nor will it transfer ownership or control of Boston Edison's present interest in Pilgrim to any other person. Moreover, the restructuring will in no way affect Boston Edison's continued status as an "electric utility" under federal regulations, nor will it affect Boston Edison's continued technical and financial qualifications for the operation of Pilgrim.

OTHER REGULATORY APPROVALS.

---------------

(5) See, e.g., Order No. 888: Promoting Wholesale Competition Through Open Access Non-Discriminatory Transmission Services By Public Utilities, 75 F.E.R.C. PARA61,080 (1996); REAFF'D AND CLARIFIED, Order No. 888-A, 78 F.E.R.C. PARA61,220 (1997); Electric Industry Restructuring, MDPU 96-100 (December 30, 1996).

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     In addition to Commission approval, the proposed restructuring as a holding company will also require the following regulatory approvals:

1. MASSACHUSETTS DEPARTMENT OF PUBLIC UTILITIES. Because Boston Edison is an electric company under Massachusetts law (see, M.G.L. c.164, Section 1), it is required to obtain authorization from the MDPU with respect to the corporate restructuring under M.G.L. c.164, Section 96.

2. FEDERAL ENERGY REGULATORY COMMISSION. Because Boston Edison is a "public utility" subject to FERC jurisdiction (see, l6 U.S.C. Section 824) by reason of its ownership of facilities used to sell power for resale, it must obtain FERC approval of the corporate restructuring under l6 U.S.C. Section 824(b).

3.  SECURITIES AND EXCHANGE COMMISSION.   Because Boston Edison is an "exempt"
holding company under the Public Utility Holding Company Act of 1935 ("PUHCA"), it must obtain approval of the corporate restructuring from the SEC under
Section 9(a)(2) of PUHCA.  BEC will file with the SEC a claim of exemption under
Section 3(a)(1) of PUHCA from the obligation to register as a holding company under PUHCA.
II.  APPLICATION FOR CONSENT TO INDIRECT TRANSFER OF CONTROL

     Pursuant to 10 CFR Section 50.80, Boston Edison hereby requests that the Commission consent to the indirect transfer of control of Boston Edison's interest in Operating License No. DPR-35, which transfer of control will result from the implementation of the proposed corporate restructuring.

A. REASONS FOR TRANSFER OF CONTROL. As described above, management of Boston Edison is proposing a corporate restructuring which involves formation of BEC, a holding company which will become the parent of Boston Edison and will itself be owned by the present


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stockholders of Boston Edison.  This action received stockholder approval on May
15, 1997 and is described more fully in the Proxy Statement/Prospectus dated March 26, 1997, which has been filed by Boston Edison and BEC with the SEC, a copy of which is attached hereto as Exhibit A.

     The holding company structure is intended to provide clear separation between BECo's regulated and non-utility lines of business which is consistent with the directions of federal and state utility regulators. At the same time, the holding company structure will provide increased financial, managerial and organizational flexibility in order to better position Boston Edison to operate in the changing electric utility industry and will permit BEC to take advantage of non-utility business opportunities in a more timely manner. The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaged in both regulated and unregulated activities. See "Reasons for the Restructuring" and "Benefits of Holding Company Structure" at pps. 13-15 of the Proxy Statement/Prospectus.

     The transfer of direct equity ownership of Boston Edison to the new holding company involves a change of legal ownership of Boston Edison and, therefore, a technical change in the direct control of Boston Edison and its interest in the Operating License, which transfer of control is subject to prior consent of the Commission. See 42 U.S.C. Section 2234 and 10 CFR Section 50.80(a). However, this proposed corporate restructuring, in fact, has minimal effect on the underlying ownership of Boston Edison because the existing stockholders of Boston Edison will continue to indirectly control Boston Edison which holds the Operating License.

B. SUPPORTING INFORMATION. Set forth below is the supporting information required by the implementing regulation, 10 CFR Section 50.80, for an application for consent to such an


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indirect transfer, namely information with respect to the identity and technical and financial qualifications of the proposed transferee as described in 10 CFR Sections 50.33 and 50.34. Insofar as Pilgrim's Operating License was issued pursuant to Section 104(b) of the Atomic Energy Act, 42 U.S.C. Section 2134(b), this application is not subject to the requirements of 10 CFR Section 50.33a.

1.   10 CFR SECTION 50.33 GENERAL INFORMATION:

     (a) NAME OF LICENSEE: Boston Edison Company will continue to be the Licensee under the Operating License.

     (b) ADDRESS OF LICENSEE: The business address of Boston Edison is 800 Boylston Street, Boston, Massachusetts 02199.

     (c) DESCRIPTION OF BUSINESS: Boston Edison is an "electric company" under Massachusetts law, engaged in the business of making, selling and distributing electricity, and regulated by the Massachusetts Department of Public Utilities and the Federal Energy Regulatory Commission.

     (d)  CORPORATE CHARTER:

          (i) Boston Edison is a corporation organized under the laws of Massachusetts with its principal place of business in Boston, Massachusetts.

                (ii) The names and addresses of the directors and principal officers of Boston Edison, all of whom are United States citizens, are as follows:


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 Name and Address                              Title
 ----------------                              -----

 Thomas J. May                                 Director, Chairman of the Board,
 Boston Edison Company                         President and Chief Executive
 800 Boylston St.                              Officer
 Boston, MA  02199

 Gary L. Countryman                            Director
 Liberty Mutual Insurance Company
 175 Berkeley Street
 Boston, MA  02117

 Thomas G. Dignan, Jr.                         Director
 Ropes & Gray
 One International Place - 40th Flr.
 Boston, MA  02110-2624

 Charles K. Gifford                            Director
 Bank Boston
 100 Federal Street
 Mail Stop (01-25-05)
 Boston, MA  02106-2016

 Nelson S. Gifford                             Director
 Fleetwing Capital
 75 Federal Street - Suite 1100
 Boston, MA  02110-2509

 Matina S. Horner                              Director
 Teachers Insurance and Annuity Association
 College Retirement Equities Fund
 730 Third Avenue
 New York, NY  10017

 Dr. Sherry H. Penney                          Director
 University of Mass at Boston
 Administration Building, Flr 3
 100 Morrissey Boulevard
 Boston, MA  02125-3393


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 Herbert Roth, Jr.                             Director
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

 Stephen J. Sweeney                            Director
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

 Alison Alden                                  Sr. Vice President-Sales,
 Boston Edison Company                         Services and Human Resources
 800 Boylston Street
 Boston, MA  02199

 E. Thomas Boulette                            Sr. Vice President-Nuclear
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

 L. Carl Gustin                                Sr. Vice President-Corporate
 Boston Edison Company                         Relations
  800 Boylston Street
 Boston, MA  02199

 John J. Higgins, Jr.                          Sr. Vice President
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

 Douglas S. Horan                              Sr. Vice President and General
 Boston Edison Company                         Counsel
 800 Boylston Street
 Boston, MA  02199


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 James J. Judge                                Sr. Vice President and Treasurer
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

 Ronald A. Ledgett                             Sr. Vice President-Fossil, Field
 Boston Edison Company                          and Electric Delivery Service
 800 Boylston Street
 Boston, MA  02199

 Robert J. Weafer, Jr.                         Vice President-Finance,
 Boston Edison Company                         Controller and
 800 Boylston Street                           Chief Accounting Officer
 Boston, MA  02199

 Leon J. Olivier                               Vice President-Nuclear
 Boston Edison Company                         Operations and Station Director
 800 Boylston Street
 Boston, MA  02199

 Theodora S. Convisser                         Clerk of the Corporation
 Boston Edison Company
 800 Boylston Street
 Boston, MA  02199

          (iii) FOREIGN CONTROL: Boston Edison is not now owned, controlled or dominated by an alien, foreign corporation or foreign government. After the corporate restructuring, Boston Edison will become wholly-owned by the new holding company organized under Massachusetts law, which will be a Massachusetts business trust owned by Boston Edison's present stockholders and which will not be owned, controlled or dominated by an alien, a foreign corporation or foreign government.

     (e) AGENCY STATUS: Boston Edison is not acting as agent or representative of any person.


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     (f)  APPLICABLE REGULATORY AGENCIES:

     The following regulatory agencies, in addition to the Commission, have jurisdiction over Boston Edison:

     Massachusetts Department of Public Utilities
     100 Cambridge Street, - 12th Flr.
     Boston, MA  02202

     Federal Energy Regulatory Commission
     888 First Street, N.E.
     Washington, D.C. 20426

     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     (g)  TRADE AND NEWS PUBLICATIONS:

     The following publications circulate in the general area of Pilgrim Nuclear Power Station:

     The Boston Globe
     P. O. Box 2378
     Boston, MA  02107-2378

     Patriot Ledger
     P. O. Box 9159
     Quincy, MA  02169

     Old Colony Memorial
     P. O. Box 959
     Plymouth, MA  02362

     (h)  RESTRICTED DATA:

     This application does not contain any Restricted Data or other defense information, and it is not expected that any such information will become involved. To the extent such information were to be involved, Boston Edison agrees that it will appropriately safeguard such information and will not permit any individual to have access to Restricted Data until the Office of Personnel Management shall have made an investigation and reported to the


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Commission on the character, associations and loyalty of such individual, and the Commission shall have determined that permitting such person to have access to Restricted Data will not endanger the common defense and security of the United States.

2.   10 CFR SECTION 50.33 FINANCIAL INFORMATION:

     Boston Edison is an "electric company" under applicable Massachusetts law, M.G.L.c.164, Section 1, and a "public utility" under applicable federal law, l6 U.S.C. Section 824(e). Boston Edison's retail rates for electric service are regulated by the MDPU under Massachusetts law, and its wholesale rates are regulated by FERC under federal law. Boston Edison is an "electric utility" as defined in the Commission's regulation at 10 CFR Section 50.2 and is, therefore, exempt from the requirements of 10 CFR Section 50.33(f).

     Notwithstanding the exemption from the requirements of 10 CFR Section 50.33
(f), the following additional information is provided addressing the subject of financial qualifications.

     OPERATION COSTS: A copy of Boston Edison's Annual Report to the SEC on Form 10-K for the year 1996 is attached as Exhibit B hereto. The "Management's Discussion and Analysis" and the financial statements as set forth at pps. 15-51 in Exhibit B demonstrate that Boston Edison continues to have reasonable assurance of obtaining the funds necessary to cover the estimated operating costs of Pilgrim. The revenues and expenses of Boston Edison relative to the operation of Pilgrim will not be affected by the proposed corporate restructuring.

     DECOMMISSIONING FUNDING: In accordance with 10 CFR Sections 50.33(k)(2) and 50.75(b), Boston Edison submitted the "Pilgrim Nuclear Power Station Decommissioning Funding Report" to the Commission on July 26, 1990. Boston Edison has continued to update


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decommissioning funding calculations as required by NRC regulations and has made all required payments into its Decommissioning Trust. Decommissioning funding for Pilgrim will not be affected by the proposed corporate restructuring.

3.   10 CFR SECTION 50.34 TECHNICAL INFORMATION:
     The proposed restructuring into a holding company structure will result in no change in the current operation and management of Pilgrim. Boston Edison will continue as the owner and operator of Pilgrim. Dr. E. Thomas Boulette, Senior Vice President - Nuclear will continue as the senior manager for Pilgrim and will continue to report to Thomas J. May, Boston Edison's Chairman, President and Chief Executive Officer. There will be no change as a result of the corporate restructuring in any key station personnel, operators, or management.

III. CONCLUSION

     Based upon the foregoing, Boston Edison respectfully requests that the Commission consent to the indirect transfer of control described herein. Approvals from the Massachusetts Department of Public Utilities and FERC are anticipated by September 1997. Boston Edison respectfully requests NRC action on this application by September 30, 1997.



                                             /s/ E.T. BOULETTE
                                             E. T Boulette, PhD

JDK/dmc/holdcomp

Exhibit A:  Proxy Statement/Prospectus, dated  March 26, 1997
Exhibit B:  Boston Edison's 1996 Annual Report to the SEC on Form 10-K
 cc:  Regional Administrator, Region I
     U.S. Nuclear Regulatory Commission
     475 Allendale Road
     King of Prussia, PA 19406

     Mr. Alan B. Wang, Project Manager
     Project Directorate I-3
     Office of Nuclear Reactor Regulation
     Mail Stop: 14 B2
     U.S. Nuclear Regulatory Commission
     1 White Flint North
     11555 Rockville Pike
     Rockville, MD 20852

     Senior Resident Inspector
     Pilgrim Nuclear Power Station

     George B. Dean, Esq., Massachusetts Attorney General's Office William S. Stowe, Esq., Boston Edison Company